Exhibit 23.6
Harper & Associates, Inc.
CONSULTANTS AT OIL AND GAS TECHNOLOGY
6815 MANHATTAN BLVD
SUITE 201
FORT WORTH, TEXAS 76120

G. MICHAEL HARPER PRESIDENT www.harper-associates.com	817-457-9555 FAX 817-457-9569 m@harper-associates.com
CONSENT OF HARPER & ASSOCIATES, INC.
The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of SandRidge Energy, Inc. regarding (i) the references to our firm in the form and context in which they appear in Amendment No. 4 to the Registration Statement on Form S-l (File No. 333-144004) and the related prospectus that is a part thereof; and (ii) the use in such Registration Statement on Form S-l and prospectus of information contained in our reports dated October 25, 2005 and effective as of December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004.
We further consent to the reference to our firm as experts in the Form S-l, including the prospectus included therein.

HARPER & ASSOCIATES, INC.
By:	/s/ G.M. Harper

Fort Worth, Texas
December 21, 2007